Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-120012) pertaining to the Build-A-Bear Workshop, Inc. 2000 Stock Option Plan, 2002 Stock Incentive Plan, 2004 Stock Incentive Plan and 2004 Associate Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-159313) pertaining to the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan; and
(3)	Registration Statement (Form S-8 No. 333-195925) pertaining to the Build-A-Bear Workshop, Inc. Third Amended and Restated 2004 Stock Incentive Plan;

of our reports dated March 17, 2016, with respect to the consolidated financial statements and schedule of Build-A-Bear Workshop, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Build-A-Bear Workshop, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Build-A-Bear Workshop, Inc. and Subsidiaries for the year-ended January 2, 2016.

/s/ Ernst & Young LLP

St. Louis, Missouri
March 17, 2016